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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 33-64071) relating to the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies, the Registration Statement on Form S-8 (Registration No. 33-64075) relating to the MasterBrand Industries, Inc. Hourly Employee Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95919) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95925) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039, 33-3985, 333-76371) of Fortune Brands, Inc., of our report dated June 28, 2000, relating to the financial statements and supplemental schedule of the Fortune Brands Hourly Employee Retirement Savings Plan as of December 31, 1999 and 1998, and for the years then ended, which report is included in this Annual Report on Form 11-K.



PricewaterhouseCoopers LLP


Chicago, Illinois
June 28, 2000

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